Exhibit 10(j)

AMENDMENT NUMBER ONE

TO THE

HARRIS CORPORATION RETIREMENT PLAN

WHEREAS, Harris Corporation, a Delaware corporation (the “Corporation”), heretofore has adopted and maintains the Harris Corporation Retirement Plan, as amended and restated effective October 1, 2015 (the “Plan”);

WHEREAS, pursuant to Section 17.1 of the Plan, the Management Development and Compensation Committee of the Corporation’s Board of Directors (the “Compensation Committee”) has the authority to amend the Plan;

WHEREAS, pursuant to Section 13.3 of the Plan, the Compensation Committee has delegated to the Employee Benefits Committee of the Corporation (the “Employee Benefits Committee”) the authority to adopt non-material amendments to the Plan;

WHEREAS, the Corporation has determined to implement a discretionary vacation leave policy, providing for unlimited vacation with company approval (the “Discretionary Vacation Leave Policy”), for certain U.S. exempt, non-union employees of the Corporation and its affiliates, effective as of December 26, 2015;

WHEREAS, the Corporation also has determined to implement a new paid time off policy applicable to certain U.S. non-exempt, non-union employees of the Corporation and its affiliates, effective as of December 26, 2015;

WHEREAS, in connection therewith, as of 11:59 p.m. on December 25, 2015, the Corporation will value and convert all or a portion of the so-called vacation and paid time off “bank” of such employees as in effect at that time to a deferred lump-sum amount with payment to be made: (1) during 2015, in an amount sufficient to satisfy any FICA taxation and related income tax withholding triggered by such conversion, and (2) following separation from service, in an amount equal to the balance of the deferral (such converted lump-sum amount, the “2015 Deferral”);

WHEREAS, at the time that certain U.S. non-exempt, non-union employees of the Corporation and its affiliates convert to U.S. exempt, non-union status, the Corporation similarly will value and convert all or a portion of such employees’ so-called paid time off

“bank” as in effect at that time to a deferred lump-sum amount with payment to be made: (1) during the year of conversion, in an amount sufficient to satisfy any FICA taxation and related income tax withholding triggered by such conversion, and (2) following separation from service, in an amount equal to the balance of the deferral (such converted lump-sum amount, the “Future Deferral”); provided, however, that the Future Deferral will be given effect only if the Corporation maintains a Discretionary Vacation Leave Policy applicable to such an employee at the time of his or her conversion to a U.S. exempt, non-union status;

WHEREAS, the Employee Benefits Committee has clarified that the 2015 Deferral and any Future Deferral shall be classified as nonqualified deferred compensation for purposes of the Plan;

WHEREAS, the Employee Benefits Committee therefore desires to amend the Plan to clarify that the 2015 Deferral and any Future Deferral shall be considered payments under a nonqualified deferred compensation plan and shall not be eligible compensation under the definition of Compensation in Article 2 of the Plan; and

WHEREAS, the Employee Benefits Committee has determined that the above-described amendment is non-material.

NOW, THEREFORE, BE IT RESOLVED, that the second paragraph of the definition of Compensation in Article 2 of the Plan is hereby amended, effective as of the date hereof, to insert a new sentence as the final sentence thereof, to read as follows:

“For the avoidance of doubt, compensation which is attributable to the conversion, effective as of December 25, 2015 or such later date as determined from time to time, of certain accrued vacation and paid time off to a deferred lump-sum amount, shall be considered nonqualified deferred compensation for purposes of the Plan and shall be excluded from “Compensation.”

APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE on this 9th day of December, 2015.

/s/ Adam Histed
Adam Histed, Chairperson

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